Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Green Dragon Wood Products, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated October 7, 2013, relating to the consolidated financial statements of Green Dragon Wood Products, Inc. as of and for the year ended March 31, 2013, which appear in the Annual Report on Form 10-K of Green Dragon Wood Products, Inc. for the year ended March 31, 2013.

/s/ HKCMCPA Company Limited

HKCMCPA Company Limited
Certified Public Accountants
October 8, 2013

Hong Kong, China

Unit 602, 6/F., Hoseinee House, 69 Wyndham Street, Central, Hong Kong
Tel: (852) 2573 2296                                      Fax: (852) 2384 2022
http://www.hkcmcpa.us